FIRST AMENDMENT TO

SENIOR SECURED NOTE AND CLASS A WARRANT

PURCHASE AGREEMENT

among

FIRST AVENUE NETWORKS, INC.

(formerly Advanced Radio Telecom Corp.)

and

THE SEVERAL PURCHASERS NAMED IN SCHEDULE I HERETO

Dated as of January 26, 2004

FIRST AMENDMENT TO SENIOR SECURED NOTE AND CLASS A WARRANT PURCHASE AGREEMENT (the “Amendment”), dated as of January 26, 2004, among FIRST AVENUE NETWORKS, INC. (formerly Advanced Radio Telecom Corp.), a Delaware corporation (the “Company”), and the several purchasers named in Schedule I hereto (the “Purchasers”).

WHEREAS, each of the Purchasers acquired 9% Senior Secured Notes due 2006 (the “Senior Secured Notes”) pursuant to the terms of that certain Senior Secured Note and Class A Warrant Purchase Agreement (the “Agreement”) dated as of December 20, 2001;

WHEREAS, the Company proposes to issue in a private placement certain shares of its common stock and warrants to purchase shares of its common stock for aggregate cash consideration (before fees and expenses) at closing of approximately $4,000,000 (the “Private Placement”);

WHEREAS, the investors in the Private Placement have required, as a condition to their investment, that the Company and the Purchasers amend the Agreement and the Senior Secured Notes to extend the maturity of the Senior Secured Notes from December 20, 2006 until December 20, 2008;

WHEREAS, the Company and the Purchasers desire to amend the Agreement and the Senior Secured Notes as set forth herein;

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I.

AMENDMENTS

SECTION 1.1 Amendments to Section 1.1 of the Agreement. The definitions of the terms “Maturity Date” and “Senior Secured Notes” as set forth in Section 1.1 of the Agreement are hereby amended and restated as follows:

“Maturity Date” means December 20, 2008.

“Senior Secured Notes” means the Company’s 9% Senior Secured Notes due 2006, as amended by the First Amendment to Senior Secured Note and Class A Warrant Purchase Agreement dated January 26, 2004, to mature on December 20, 2008 which shall be substantially in the form of Exhibit B hereto.

SECTION 1.2 Amendment to Exhibit B. Exhibit B to the Agreement is hereby amended and restated in its entirety as set forth in Exhibit B to this Amendment.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

To induce the Purchasers to execute and deliver this Amendment (which representations shall survive such execution and delivery), the Company represents and warrants to the Purchasers that:

(a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;

(b) this Amendment has been duly authorized, executed and delivered by the Company and this Amendment constitutes a legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c) the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(d) the execution, delivery and performance by the Company of this Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound; and

(e) as of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing.

ARTICLE III.

WAIVER OF AFFILIATE TRANSACTION

By execution of this Amendment, the Company and the Purchasers hereby waive the Company’s requirements and obligations pursuant to Section 6.11 of the Agreement with respect to the Private Placement and the transactions contemplated by this Amendment.

ARTICLE IV.

EFFECTIVE DATE, ENDORSEMENT/REPLACEMENT OF NOTES

SECTION 4.1 Effective Date of Amendments. This Amendment shall become effective without the necessity of any further action on behalf of the Company or the Purchasers at the closing of the Private Placement. The Company shall promptly notify each Purchaser in writing upon this Amendment becoming effective.

SECTION 4.2 Endorsement/Replacement of Senior Secured Notes. Each Purchaser shall, upon the effectiveness of this Amendment, tender all Senior Secured Notes of such Purchaser to the Company for endorsement thereon of the extended maturity date effected by this Amendment, or (at the Company’s option) issuance by the Company of a new Senior Secured Note of like tenor reflecting the extended maturity date effected by this Amendment.

ARTICLE V.

MISCELLANEOUS

SECTION 5.1 Amendment. This Amendment shall be construed in connection with and as part of the Agreement, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Agreement and the Senior Secured Notes are hereby ratified and shall be and remain in full force and effect. Capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Agreement.

SECTION 5.2 Security for Senior Secured Notes. The Senior Secured Notes, as amended hereby, shall continue to be secured and entitled to all of the benefits under the Security Agreements, and all other instruments and agreements related thereto or to the Senior Secured Notes.

SECTION 5.3 Expenses, Etc. The parties shall pay their own expenses in connection with the transactions contemplated hereby.

SECTION 5.4 Counterparts. This Amendment constitutes a contract between the Company and the Purchasers for the uses and purposes hereinabove set forth, and may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

SECTION 5.5 Parties in Interest. All covenants and agreements contained in this Amendment by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

SECTION 5.6 Entire Agreement. This Amendment constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

SECTION 5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

FIRST AVENUE NETWORKS, INC.

By	/s/ Dean M. Johnson

Name: Dean M. Johnson Title: President

PURCHASERS: QUAKER CAPITAL PARTNERS I, L.P.
By:	Quaker Capital Mgt. Corp., GP of Quaker Premier, LP, GP of Quaker Capital Partners I, L.P.

By	/s/ M. G. Schoeppner
Name: M. G. Schoeppner Title: Pr. Quaker Capital Mgt. Corp.

QUAKER CAPITAL PARTNERS II, L.P.
By:	Quaker Capital Mgt. Corp., GP of Quaker Premier II, LP, GP of Quaker Capital Partners II, L.P.

By	/s/ M. G. Schoeppner
Name: M. G. Schoeppner Title: Pr. Quaker Capital Mgt. Corp.

RAY T. CHARLEY

By	/s/ Ray T. Charley
Name: Ray T. Charley Title:

RICHARD J. SCARTON

By	/s/ Richard J. Scarton

Name:	Richard J. Scarton
Title

REDWOOD MASTER FUND LTD.

By	/s/ Jonathan Kolatch
Name:	Jonathan Kolatch
Title:	Director

PENINSULA CAPITAL PARTNERS

By	/s/ R. Ted Weschler
Name:	R. Ted Weschler
Title:	Managing Member of its General Partner

CYPRESS MANAGEMENT PARTNERSHIP

By	/s/ Jonathan A. Marcus
Name:	Jonathan A. Marcus
Title:	Authorized Signatory

ASPEN PARTNERS—SERIES A

By	/s/ Nikos Hecht
Name:	Nikos Hecht
Title:	Managing Member of Aspen Capital LLC, its General Partner

TRUMBULL CORPORATION 401(K) SAVINGS

By	/s/ Stephen M. Clark

Name:	Stephen M. Clark
Title:	Exec. V.P. Finance

ROBERT J. BANKS

By	/s/ Robert J. Banks
Name:	Robert J. Banks
Title: